Balance sheet
for 4Q2013
PJSC CB “PRIVATBANK”
(UAH thousand)
Item	Reporting period
1	2
ASSETS
Cash and cash equivalents	32 157 251	26 957 511
Mandatory reserves with NBU	1 565 643	1 238 199
Trading securities	18	20
Other financial assets designated at fair value through profit or loss	-	-
Due from other banks, including:	3 486 203	1 554 310
in foreign currency	3 486 203	1 554 310
impairment provisions	(58 697)	(95 745)
Loans and advances to customers, including:	142 548 092	113 725 692
Loans and advances to legal entities, including:	118 778 718	94 622 344
in foreign currency	27 700 511	20 202 247
impairment provisions	(17 214 350)	(16 824 098)
Loans and advances to individuals, including:	23 769 374	19 103 348
in foreign currency	1 162 462	1 592 136
impairment provisions	(6 496 719)	(8 410 914)
Investment securities available-for-sale, including:	440 168	286 673
impairment provisions	(2 789)	(3 186)
Investment securities held to maturity, including:	72 237	239 567
impairment provisions	-	-
Investments in associated companies and subsidiaries	1 257 040	1 178 522
Investment real estate	13 728	13 762
Current income tax prepayment
Deferred income tax asset	12 475	19 420
Fixed and intangible assets	2 737 191	2 475 773
Other financial assets, including:	29 828 737	24 490 552
impairment provisions	(90 582)	(45 759)
Other assets, including:	328 653	201 162
impairment provisions	(1 418)	(7)
Non-current assets held for sale (or disposal groups)	43 421	47 549
Total assets, including:	214 490 857	172 428 712
in foreign currency	84 895 391	68 785 980
LIABILITIES
Due to other banks, including:	8 896 631	11 197 108
in foreign currency	4 067 001	6 208 981
Customer accounts, including:	133 551 100	106 342 198
Accounts of legal entities, including:	26 839 471	20 477 288
in foreign currency	11 367 659	10 117 824
demand accounts of legal entities, including:	17 669 439	10 622 676
in foreign currency	5 911 907	3 830 816
Accounts of individuals, including:	106 711 629	85 864 910
in foreign currency	45 913 335	45 299 787
demand accounts of individuals, including:	18 308 804	14 621 584
in foreign currency	2 884 400	2 676 048
Debt securities in issue, including:	7 990 548	6 356 149
in foreign currency	-	-
Other borrowed funds	3 343 011	1 642 508
Current income tax liability		51 277
Deferred income tax liability	79 254	84 525
Provisions for liabilities	37 241	39 588
Other financial liabilities	35 969 059	25 954 122
Other liabilities	954 436	1 234 250
Subordinated debt	3 357 956	1 226 226
Liabilities directly associated with disposal groups held for sale	-	-
Total liabilities, including:	194 179 236	154 127 951
in foreign currency	93 671 108	89 032 933
EQUITY
Share capital	16 352 079	14 897 555
Share premium	19 709	19 709
Contributions received for new shares issued but not registered	-	-
Retained earnings	1 926 082	1 571 423
Reserves and other funds	1 326 567	1 250 569
Revaluation reserve	687 184	561 505
Total equity	20 311 621	18 300 761
Total liabilities and equity	214 490 857	172 428 712

Profit and loss statement
for the 4th quarter of 2013
PJSC CB "PRIVATBANK"
				(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
1	2	3	4	5
Interest income	6,057,189	22,246,140	4,686,590	18,153,983
Interest expenses	(3,863,630)	(13,801,979)	(2,867,599)	(10,104,859)
Net interest income/(Net interest expenses)	2,193,559	8,444,161	1,818,991	8,049,124
Commission income	1,056,861	3,611,719	858,180	3,781,131
Commission expenses	(224,802)	(1,055,163)	(118,787)	(507,416)
Result from trade operations with securities in the trading portfolio of the bank	10	(2)	(38,483)	(21)
Result from fair value hedging operations	-	-	-	-
Result from revaluation of other financial instruments accounted at fair value, with recognition of result of revaluation in the financial results	-	-	-	-
Result of securities sale in the bank portfolio for sale	656	1,894	(1,303)	1,580
Result from foreign exchange operations	348,089	562,708	192,255	640,108
Result from revaluation of foreign currency	(25,923)	(133,795)	(23,820)	(27,317)
Result from revaluation of investment property objects	-	-	-	-
Profit/(loss) that arises during initial recognition of financial assets at interest rate which is higher or lower than the market rate	-	-	-	-
Profit/(loss) that arises during initial recognition of financial liabilities at interest rate which is higher or lower than the market rate	-	-	-	-
Deductions to reserves for impairment of loans and funds in other banks	(1,262,495)	(2,630,115)	(575,849)	(4,898,866)
Deductions to reserve for impairment of accounts receivable and other financial assets	(14,930)	(40,927)	3,164	(9,728)
Impairment of securities in the bank portfolio for sale	-	1	-	279
Impairment of securities in the bank portfolio held to maturity	-	-	-	-
Deductions to reserve for liabilities	20,920	2,433	15,635	(307)
Other operating income	15,056	57,463	17,018	352,293
Administrative and other operational expenses	(1,944,492)	(6,668,650)	(1,535,692)	(5,586,216)
Share in profit/(loss) of associates	-	-	-	-
Profit/(loss) before taxation	162,509	2,151,727	611,309	1,794,644
Income tax expense	(21,162)	(278,335)	(69,723)	(261,884)
Profit/(loss) from continuing activity	141,347	1,873,392	541,586	1,532,760
Profit/(loss) from terminated activity after taxation	-	-	-	-
Profit/(loss)	141,347	1,873,392	541,586	1,532,760
Profit/(loss) per share from continuing activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-
Profit/(loss) per share from terminated activity:	-	-	-	-
net profit/(loss) per ordinary share	-	-	-	-
adjusted net profit/(loss) per ordinary share	-	-	-	-

Statement of comprehensive income
for the 4th quarter of 2013
PJSC CB "PRIVATBANK"
			(thousands of Ukrainian hryvnia)
Name of item	Reporting period		Previous period
	for the current quarter	for the current quarter on an accruals basis since the beginning of the year	for the relevant quarter of the previous year	for the relevant quarter of the previous year on an accruals basis since the beginning of the year
Profit/(loss) for the year	141,347	1,873,392	541,586	1,532,760
OTHER COMPREHENSIVE INCOME:	-	-	-	-
Revaluation of securities in the bank portfolio for sale	70,757	160,123	186,898	203,034
Revaluation of fixed assets and intangible assets	-	-	(15,469)	(15,468)
Result of revaluation on hedging operations	-	-	-	-
Accumulated exchange rate differences from translation into the reporting currency	-	-	-	-
Share of other comprehensive income of an associated company	-	-	-	-
Income tax related to other comprehensive income	(9,041)	(20,417)	(58,713)	(58,713)
Other comprehensive income after taxation	61,716	139,706	112,716	128,853
Total comprehensive income for the year, including:	203,063	2,13,098	654,302	1,661,613
attributable to owners of the bank	-	-	-	-
attributable to non-controlling interests	-	-	-	-

Note "Dividends"
for the 4th quarter of 2013
PJSC CB "PRIVATBANK"
(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		on ordinary shares	on preferred shares	on ordinary shares	on preferred shares
1	Balance as of the beginning of the period	-	-	-	-
2	Dividends approved to be paid during the period	-	-	-	-
3	Dividends paid during the period	-	-	-	-
4	Balance as of the end of the period	-	-	-	-
5	Dividends per share approved to be paid during the period	-	-	-	-

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2013
	PJSC CB "PRIVATBANK"

Table 1. Future minimal rent payments under trouble-free operating leasing (rent) agreement
			(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Up to 1 year	41,430	18,454
2	From 1 to 5 years	580,636	502,603
3	Over 5 years	225,675	230,813
4	Total	847,741	751,870

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2013
	PJSC CB "PRIVATBANK"

Table 2. Structure of lending commitments
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	Lending commitment given	-	-
2	Undisbursed credit facilities	41,928,874	47,564,893
3	Export letters of credit	-	-
4	Import letters of credit	1,111,924	735,263
5	Guarantees issued	911,297	778,547
6	Reserve for lending related commitments	(37,241)	(39,588)
7	Total lending related commitments net of reserve	43,914,854	49,039,115

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2013
	PJSC CB "PRIVATBANK"

Table 3. Lending commitments in terms of currencies
		(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period	Previous period
1	2	3	4
1	UAH	41,081,319	45,381,194
2	USD	2,639,808	3,520,491
3	Euro	179,634	104,606
4	Other	14,093	32,824
5	Total	43,914,854	49,039,115

	Note "Potential liabilities of the bank"
	for the 4th quarter of 2013
	PJSC CB "PRIVATBANK"

Table 4. Assets pledged without ceasing to be recognized
					(thousands of Ukrainian hryvnia)
Line	Name of item	Reporting period		Previous period
		assets pledged	collateral for liability	assets pledged	collateral for liability
1	2	3	4	5	6
1	Trading securities	-	-	-	-
2	Securities in the bank portfolio for sale	-	-	-	-
3	Securities in the bank portfolio held to maturity	-	-	-	-
4	Investment property	-	-	-	-
5	Fixed assets	7,951,013	3,472,210	7,954,905	4,629,610
6	Other	3,290,106	-	2,454,607	-
7	Total	11,241,119	3,472,210	10,500,512	4,629,610

	Note "Certain performance indicators of the bank for the 4th quarter of 2013"
	PJSC CB "PRIVATBANK"

Line	Name of item	As of the reporting date	Regulatory indicators
1	2	3	4
1	Regulatory capital of the bank (thousands of UAH)	21,888,104	120,000
2	Sufficiency (adequacy) of the regulatory capital (%)	12.16	not less than 10%
3	Regulatory capital-total assets ratio (%)	9.3	not less than 9%
4	Current liquidity (%)	90.06	not less than 40%
5	Maximum credit exposure per one counterparty (%)	10.32	not more than 25%
6	Large credit exposures (%)	10.32	not more than 800%
7	Maximum amount of loans, guarantees and sureties granted to one insider (%)	4.18	not more than 5%
8	Maximum total amount of loans, guarantees and sureties granted to insiders (%)	4.7	not more than 30%
9	Return on assets (%)	0.98
10	Credit operations classified under Quality Category I (thousands of UAH)	77,017,577	х
10.1	Reserve formed for such operations (thousands of UAH)	551,298	х
11	Credit operations classified under Quality Category II (thousands of UAH)	86,886,706	х
11.1	Reserve formed for such operations (thousands of UAH)	1,319,431	х
12	Credit operations classified under Quality Category III (thousands of UAH)	25,334,351	х
12.1	Reserve formed for such operations (thousands of UAH)	4,236,222	х
13	Credit operations classified under Quality Category IV (thousands of UAH)	15,525,159	х
13.1	Reserve formed for such operations (thousands of UAH)	7,508,692	х
14	Credit operations classified under Quality Category V (thousands of UAH)	11,133,319	х
14.1	Reserve formed for such operations (thousands of UAH)	10,191,365	х
15	Net profit per ordinary share (UAH)	-	х
16	Dividends paid for 2013 per one:	-	х
16.1	Ordinary share	-	х
16.2	Preferred share	-	х
17	List of the bank's members (shareholders) which own directly or indirectly 10% or more of the bank's authorized capital	Gennady Borysovych Bogoliubov	direct participation - 34.19%

		Igor Valeriyovych Kolomoisky	direct participation - 33.86%
		TRIANTAL INVESTMENTS LTD	direct participation - 24.99%